AMENDING AGREEMENT

THIS AGREEMENT made March 17, 2008 effective as of February 28, 2008

AMONG:

PANTERA PETROLEUM INC., a Nevada corporation, of 3316 West 1st Avenue, Vancouver, British Columbia, V6R 1G4

(“Pubco”)

AND:

ARTEMIS ENERGY PLC (formerly PANTERA OIL AND GAS PLC), a company registered in England, of 15 Poland Street, London, England, W1F 8QE

(“Pantera”)

AND:

AURORA PETROLEOS SA, a company registered in Paraguay, of 1430 Charles de Gaulle, Villa Mora 1885 Asuncion, Paraguay

(“Aurora”)

AND:

BOREAL PETROLEOS SA, a company registered in Paraguay, of 390 R1 4 Curupayty, Mariscal Estigaribia 1864 Asuncion, Paraguay

(“Boreal”)

WHEREAS:

A. On November 21, 2007, Pubco, Pantera, Aurora and Boreal entered into a Share Purchase Agreement (the “Purchase Agreement”) whereby Pubco agreed to issue 4,000,000 common shares in the capital of Pubco to Pantera and to pay $25,000 to each of Aurora and Boreal, for an aggregate payment of $50,000, as consideration for the right to purchase up to 85% of the shares of each of Aurora and Boreal;

B. The Purchase Agreement provides for, among other things, the payment of certain amounts on or before specified dates (each, a “Payment Date”) by Pubco to each of Aurora and Boreal in order for Pubco to acquire up to 85% of the shares of Aurora and Borea;

C. Pubco, Pantera, Aurora and Boreal have agreed to amend the terms of the Purchase Agreement, on the terms and conditions of this Agreement, to extend certain of the Payment Dates.

THEREFORE, in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.     Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning assigned to them in the Purchase Agreement.

2.     Section 3.1 of the Purchase Agreement is deleted in its entirety and replaced with the following:

3.1 Right to Purchase

Upon issuance of the Pubco Shares to Pantera and the payment of $25,000 to each of Aurora and Boreal, Pubco shall have the right to acquire up to 85% of the shares of each of Aurora and Boreal as follows:

(a)

on or before November 30, 2007, Pubco shall have the right, but not the obligation, to acquire 15% of the issued and outstanding shares of each of Aurora and Boreal for an aggregate payment of $150,000 by Pubco to Aurora and Boreal (as to $75,000 to each of Aurora and Boreal) (“Investment One”);

(b)

on or before July 31, 2008, and subject to the completion of Investment One, Pubco shall have the right, but not the obligation, to acquire an additional 15% of the issued and outstanding shares of each of Aurora and Boreal for an aggregate payment of $600,000 by Pubco to Aurora and Boreal (as to $300,000 to each of Aurora and Boreal), or as each of Aurora and Boreal may direct (“Investment Two”);

(c)

on or before January 31, 2009 and subject to the completion of Investment One and Investment Two, Pubco shall have the right, but not the obligation, to acquire an additional 25% of the issued and outstanding shares of each of Aurora and Boreal for an aggregate payment of $1,000,000 by Pubco to Aurora and Boreal (as to $500,000 to each of Aurora and Boreal), or as each of Aurora and Boreal may direct (“Investment Three”); and

(d)

on or before July 31, 2009 and subject to the completion of Investment One, Investment Two and Investment Three, Pubco shall have the right, but not the obligation, to acquire an additional 30% of the issued and outstanding shares of each of Aurora and Boreal for an aggregate payment by Pubco of $5,200,000 by Pubco to Aurora and Boreal (as to $2,600,000 to each of Aurora and Boreal), or as each of Aurora and Boreal may direct.

3.     Pubco, Pantera, Aurora and Boreal each acknowledge and agree that all other respective provisions of the Purchase Agreement remain in full force and effect.

4.     This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

5.     Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first set forth above.

6.     This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Texas. The parties hereby attorn to the exclusive jurisdiction of the Courts in the State of Texas.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

PANTERA PETROLEUM INC.

Per:	/s/ Chris Metcalf
Name: Chris Metcalf
Title: President and Chief Executive Officer

ARTEMIS ENERGY PLC (formerly PANTERA OIL AND GAS PLC)

Per:	/s/ Rohan Courtney
Name: Rohan Courtney
Title: Chairman

AURORA PETROLEOS SA

Per:	/s/ Jacob Jan Henrik Botha
Name: Jacob Jan Hendrik Botha
Title: Director

BOREAL PETROLEOS SA

Per:	/s/ Jacob Jan Hendrik Botha
Name: Jacob Jan Hendrik Botha
Title: Director